[WFS FINANCIAL INC LOGO]                                           EXHIBIT 20.2

                        WFS FINANCIAL 2003-1 OWNER TRUST

                           Distribution Date Statement
                 for Master Service Report Date of June 30, 2003
                     for Distribution Date of July 21, 2003



COLLECTIONS

                                                                                                        DOLLARS
Payments received                                                                                    48,178,447.09
       Plus / (Less) :
                Net Servicer Advances                                                                   171,602.37
                                                                                                     -------------
Total Funds Available for Distribution                                                               48,350,049.46
                                                                                                     =============


DISTRIBUTIONS

       Servicing Fee                                                        1,285,450.00
       Trustee and Other Fees                                                   6,047.86
                                                                            ------------
Total Fee Distribution                                                                                1,291,497.86

       Note Interest Distribution Amount - Class A-1        150,394.54
       Note Interest Distribution Amount - Class A-2        391,250.00
       Note Interest Distribution Amount - Class A-3        551,483.33
       Note Interest Distribution Amount - Class A-4        643,900.00
                                                         -------------
                                                          1,737,027.87

       Note Principal Distribution Amount - Class A-1    44,877,289.35
       Note Principal Distribution Amount - Class A-2             0.00
       Note Principal Distribution Amount - Class A-3             0.00
       Note Principal Distribution Amount - Class A-4             0.00
                                                         -------------
                                                         44,877,289.35

Total Class A Interest and Principal Distribution                                                    46,614,317.22

       Note Interest Distribution Amount - Class B-1        140,568.75
       Note Principal Distribution Amount - Class B-1             0.00
                                                         -------------
Total Class B Interest and Principal Distribution                                                       140,568.75

       Note Interest Distribution Amount - Class C-1        180,225.00
       Note Principal Distribution Amount - Class C-1             0.00
                                                         -------------
Total Class C Interest and Principal Distribution                                                       180,225.00

       Note Interest Distribution Amount - Class D-1        123,440.63
       Note Principal Distribution Amount - Class D-1             0.00
                                                         -------------
Total Class D Interest and Principal Distribution                                                       123,440.63
                                                                                                     -------------

Total Distributions                                                                                  48,350,049.46
                                                                                                     =============

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of June 30, 2003
                     for Distribution Date of July 21, 2003


PORTFOLIO DATA:

                                                             # of loans
      Beginning Aggregate Principal Balance                   79,070                                    1,234,032,269.36

          Less: Principal Payments                                 0            (16,722,150.11)
                Full Prepayments                              (1,441)           (17,501,055.44)
                Partial Prepayments                                0                      0.00
                Liquidations                                    (201)            (3,045,763.16)
                                                                                ---------------

                                                                                                          (37,268,968.71)
                                                                                                        ----------------
      Ending Aggregate Principal Balance                      77,428                                    1,196,763,300.65
                                                                                                        ================
Ending Outstanding Principal Balance of Notes                                                           1,164,694,637.75
Overcollateralization Amount                                                                               32,068,662.90
Overcollateralization Level                                                                                         2.68%

OTHER RELATED INFORMATION:

Spread Account:

      Beginning Balance                                                           6,750,000.00
            Deposits                                                                      0.00
            Reductions                                                                    0.00
                                                                                ---------------
      Ending Balance                                                                                        6,750,000.00

      Beginning Initial Deposit                                                   6,750,000.00
            Repayments                                                                    0.00
                                                                                ---------------
      Ending Initial Deposit                                                                                6,750,000.00


Modified Accounts:
      Principal Balance                                                                   0.00%                     0.00
      Scheduled Balance                                                                   0.00%                     0.00

Servicer Advances:
      Beginning Unreimbursed Advances                                               940,875.67
      Net Advances                                                                  171,602.37
                                                                                ---------------
                                                                                                            1,112,478.04

Net Charge-Off Data:                                         # of loans
      Charge-Offs                                                456              2,884,153.09
      Recoveries                                                (282)              (468,745.77)
                                                                                ---------------
      Net Charge-Offs                                                                                       2,415,407.32

Delinquencies ( P&I):                                        # of loans
      30-59 Days                                               1,037             13,129,343.60
      60-89 Days                                                 286              3,617,522.69
      90-119 Days                                                 83              1,069,306.43
      120 days and over                                            6                105,191.53

Repossessions                                                     61                534,838.39

Contracts Repurchased (pursuant to Sect. 3.02,
  4.07, or 9.01 of the Sale and Servicing Agreement)               0                                                0.00

Cumulative Charge-Off Percentage                                                                                    0.18%

WAC                                                                                                              11.8139%
WAM                                                                                                               59.476

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of June 30, 2003
                     for Distribution Date of July 21, 2003

-------------------------------------------------------------------------------------
                               BEGINNING       NOTE MONTHLY                 TOTAL
              ORIGINAL        OUTSTANDING       PRINCIPAL      PRIOR      PRINCIPAL
              PRINCIPAL        PRINCIPAL      DISTRIBUTABLE  PRINCIPAL  DISTRIBUTABLE
CLASSES        BALANCE          BALANCE           AMOUNT     CARRYOVER      AMOUNT
-------------------------------------------------------------------------------------
  A-1       267,000,000.00    133,321,927.10  44,877,289.35     0.00    44,877,289.35


  A-2       313,000,000.00    313,000,000.00           0.00     0.00             0.00


  A-3       326,000,000.00    326,000,000.00           0.00     0.00             0.00


  A-4       282,000,000.00    282,000,000.00           0.00     0.00             0.00


  B-1        57,375,000.00     57,375,000.00           0.00     0.00             0.00


  C-1        60,750,000.00     60,750,000.00           0.00     0.00             0.00


  D-1        37,125,000.00     37,125,000.00           0.00     0.00             0.00
-------------------------------------------------------------------------------------

 TOTAL    1,343,250,000.00  1,209,571,927.10  44,877,289.35     0.00    44,877,289.35
-------------------------------------------------------------------------------------

---------------------------------------------------------------------
                                         REMAINING          TOTAL
              PRINCIPAL     CURRENT     OUTSTANDING       PRINCIPAL
             DISTRIBUTION  PRINCIPAL     PRINCIPAL       AND INTEREST
CLASSES         AMOUNT     CARRYOVER      BALANCE        DISTRIBUTION
---------------------------------------------------------------------
  A-1       44,877,289.35     0.00       88,444,637.75  45,027,683.89


  A-2                0.00     0.00      313,000,000.00     391,250.00


  A-3                0.00     0.00      326,000,000.00     551,483.33


  A-4                0.00     0.00      282,000,000.00     643,900.00


  B-1                0.00     0.00       57,375,000.00     140,568.75


  C-1                0.00     0.00       60,750,000.00     180,225.00


  D-1                0.00     0.00       37,125,000.00     123,440.63
---------------------------------------------------------------------

 TOTAL      44,877,289.35     0.00    1,164,694,637.75  47,058,551.60
---------------------------------------------------------------------

                            NOTE MONTHLY                          TOTAL
                              INTEREST           PRIOR           INTEREST           INTEREST        CURRENT
  NOTE      INTEREST        DISTRIBUTABLE       INTEREST       DISTRIBUTABLE      DISTRIBUTION      INTEREST
 CLASSES      RATE              AMOUNT          CARRYOVER         AMOUNT             AMOUNT        CARRYOVER
------------------------------------------------------------------------------------------------------------
  A-1       1.31000%          150,394.54           0.00          150,394.54         150,394.54        0.00

  A-2       1.50000%          391,250.00           0.00          391,250.00         391,250.00        0.00

  A-3       2.03000%          551,483.33           0.00          551,483.33         551,483.33        0.00

  A-4       2.74000%          643,900.00           0.00          643,900.00         643,900.00        0.00

  B-1       2.94000%          140,568.75           0.00          140,568.75         140,568.75        0.00

  C-1       3.56000%          180,225.00           0.00          180,225.00         180,225.00        0.00

  D-1       3.99000%          123,440.63           0.00          123,440.63         123,440.63        0.00





------------------------------------------------------------------------------------------------------------
 TOTAL                      2,181,262.25           0.00        2,181,262.25       2,181,262.25        0.00
------------------------------------------------------------------------------------------------------------


                       DEFICIENCY            POLICY
  NOTE                    CLAIM              CLAIM
 CLASSES                 AMOUNT              AMOUNT
---------------------------------------------------
  A-1                        0.00              0.00

  A-2                        0.00              0.00

  A-3                        0.00              0.00

  A-4                        0.00              0.00

  B-1                        0.00              0.00

  C-1                        0.00              0.00

  D-1                        0.00              0.00
           ----------------------------------------
           ----------------------------------------
                  Note Percentage        100.000000%

           Certificate Percentage          0.000000%

-------
 TOTAL
-------

                        WFS FINANCIAL 2003-1 OWNER TRUST
                              Officer's Certificate
                 for Master Service Report Date of June 30, 2003
                     for Distribution Date of July 21, 2003





  Detailed Reporting

        See Schedule F

  WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of June 30, 2003 and were performed in conformity with the Sale and Servicing Agreement dated February 1, 2003.





                                   ------------------------------------------
                                   Susan Tyner
                                   Vice President
                                   Assistant Controller






                                   ------------------------------------------
                                   Lori Bice
                                   Assistant Vice President
                                   Director of Technical Accounting